EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 30, 2022, relating to the consolidated financial statements of XOS, Inc. and Subsidiaries, appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

 /s/ WithumSmith+Brown, PC
 Irvine, California
July 4, 2022